Exhibit 99.1

STRATA Skin Sciences Reports Second Quarter 2021 Financial Results

Horsham, Pa, August 16, 2021 —STRATA Skin Sciences, Inc. (NASDAQ: SSKN), a medical technology company dedicated to developing, commercializing, and marketing innovative products for the treatment of dermatologic conditions, today announced financial results for the quarter ended June 30, 2021.

Recent Highlights

•	Total revenue for the second quarter of 2021 was $7.4 million, an increase of 83.1% as compared to the second quarter of 2020
-	Recurring revenue for the second quarter of 2021 was $5.5 million, a 95.0% increase over the second quarter of 2020
-	Gross domestic recurring billings were $5.5 million, a 196.6% increase over the second quarter 2020 (See Reconciliation of Non-GAAP measures below)
•	Total gross margins in the second quarter of 2021 were 64.5%, a 15.8% increase over second quarter 2020
•	Cash, cash equivalents and restricted cash at June 31, 2021 were $17.0 million down from 17.5 million at March 31, 2021
•	Concluded the quarter with a global recurring revenue installed base of 889 XTRAC devices, an increase of 18 devices from March 31, 2021
•	Acquired U.S. dermatology business of Ra Medical Systems, significantly expanding opportunity to generate additional recurring revenue and expand customer base
•	Hired New VP of Marketing, Brent Cowgill
•	Received notification of Paycheck Protection Program loan forgiveness

“We were encouraged by our second quarter results, which showed significant growth over the second quarter of 2020, but more importantly, reflect total revenues at 95% of the comparable quarter of 2019 levels,” said Robert J. Moccia, Chief Executive Officer of STRATA Skin Sciences.

“Additionally, we’ve seen significant progress on our new strategic plan approved by our Board in May, including the positive impact of our improved direct to consumer and direct to dermatologist marketing efforts, as well as the successful execution of our sales initiatives. We were also pleased to announce the acquisition of the Pharos 308nm excimer laser business from Ra Medical. This transaction further demonstrates our commitment to commercial execution to drive both organic and inorganic growth,” continued Mr. Moccia. “In addition, Brent Cowgill recently joined the STRATA team, heading up our marketing efforts. We are confident that his extensive experience in sales and marketing will further enable us to reach new customers and expand the XTRAC excimer laser’s patient and physician base.”

Second Quarter 2021 Financial Results
Revenues were $7.4 million, as compared to revenues of $4.0 million for the second quarter of 2020. Recurring revenues were $5.5 million, as compared to recurring revenues of $2.8 million for the second quarter of 2020. Equipment revenues were $1.9 million, as compared to $1.2 million for the second quarter of 2020.

Gross profit was $4.8 million, or 64.5% of revenues, as compared to $2.0 million, or 48.7% of revenues, for the second quarter of 2020. Gross profit on recurring revenues was $3.8 million, or 70.0% of recurring revenues, as compared to $1.4 million, or 51.2% of revenues, for the second quarter of 2020. The increase in gross profit is the result of higher sales, partially offset by higher depreciation expense.

Engineering and product development costs were $0.4 million, as compared to $0.2 million for the second quarter of 2020 as a result of certain engineering projects. Selling and marketing were $3.2 million, as compared to $1.4 million for the second quarter of 2020, primarily as a result of investments in sales and marketing and direct to consumer advertising, while in 2020 the Company managed its costs as a result of the downturn in business attributable to the COVID-19 pandemic. General and administrative costs were $2.1 million, as compared to $1.9 million for the second quarter of 2020, as a result of higher compensation, severance and stock option costs. Other income was $2.0 million, as compared to an expense of $0.0 million as a result of a gain on the extinguishment of debt, derived from the forgiveness of $2.0 million from our Paycheck Protection Plan loan.

Net income was $1.1 million, or earnings of $0.3 per basic and diluted common share, as compared to the net loss for the second quarter of 2020 of $1.7 million, or a net loss of $0.05 per basic and diluted common share.

Webcast and Conference Call Information
STRATA management will host a conference call today, beginning at 4:30 p.m. Eastern. The conference call will be concurrently webcast. The link to the webcast is available on the company website (www.strataskinsciences.com) under the investor relations section and will be archived for future reference. To listen to the conference call, please dial (877) 300-8521 (US/Canada) or (412) 317-6026 (International) and use the conference ID number 10159329.

Reconciliation of Non-GAAP Measures
To supplement the Company’s consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company provides certain non-GAAP measures of financial performance, including non-GAAP adjusted EBITDA and Gross Domestic Recurring Gross Billings.

The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but is not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of STRATA’s current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, the Company believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation of the GAAP measures of net loss to non-GAAP measures included in this press release is as follows (in thousands):

Adjusted EBITDA
	For the Three Months Ended June 30,		For the Six Months Ended June 30
	2021	2020	2021	2020

Net income (loss)	$1,082	$(1,680)	$(1,336)	$(2,715)

Adjustments:
Depreciation/amortization	961	1,028	1,880	2,145
Income taxes	4	47	8	135
Loss on lasers placed in service	63	19	63	19
Gain on extinguishment of debt	(2,028)	-	(2,028)	-
Interest expense, net	19	18	41	17
Non-GAAP EBITDA	101	(568)	(1,372)	(399)
Stock compensation	581	410	1,243	840
Non-GAAP adjusted EBITDA	$682	$(158)	$(129)	$441

Gross Domestic Recurring Billings
Gross domestic recurring billings represent the amount invoiced to partner clinics when treatment codes are sold to the physician. It does not include normal GAAP adjustments which are deferred revenue from prior quarters recorded as revenue in the current quarter, the deferral of revenue from the current quarter recorded as revenue in future quarters, adjustments for co-pay and other discounts. This excludes international recurring revenues.

The total gross domestic recurring billings for the second quarter of 2021 was $5.5 million, compared to $1.9 million for the second quarter of 2020.

The following is a reconciliation of non-GAAP gross domestic billings to recorded revenue for the second quarter of 2021 and 2020 (in thousands):

	2021	2020
Gross domestic recurring billings	$5,482	$1,848
Co-Pay adjustments	(186)	(86)
Other discounts	(41)	(4)
Deferred revenue from prior quarters	1,769	1,458
Deferral of revenue to future quarters	(1,897)	(546)
GAAP Recorded revenue	$5,127	$2,670

About STRATA Skin Sciences, Inc.
STRATA Skin Sciences is a medical technology company in dermatology dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions. Its products include the XTRAC® and Pharos® excimer lasers and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions.

The Company’s proprietary XTRAC and recently acquired Pharos excimer lasers deliver a highly targeted therapeutic beam of UVB light to treat psoriasis, vitiligo, eczema, atopic dermatitis and leukoderma, diseases which impact over 31 million patients in the United States alone. The technology is covered by multiple patents.

STRATA’s unique business model leverages targeted Direct to Consumer (DTC) advertising to generate awareness and utilizes its in-house call center and insurance advocacy teams to increase volume for the Company’s partner dermatology clinics.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company’s plans, objectives, expectations and intentions and may contain words such as “will,” “may,” “seeks,” and “expects,” that suggest future events or trends. These statements, the Company’s ability to migrate customers from the Pharos system to XTRAC and to execute new service agreements to at least portions of the Pharos user base, to generate the growth in its core business, including transitioning capital equipment purchasers into recurring revenue users, to integrate the Pharos service business into the Company’s field service offering, the Company’s ability to develop social media marketing campaigns, and the Company’s ability to build a leading franchise in dermatology and aesthetics, are based on the Company’s current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company’s expectations due to financial, economic, business, competitive, market, regulatory, adverse market conditions or supply chain interruptions resulting from the coronavirus and political factors or conditions affecting the Company and the medical device industry in general, future responses to and effects of COVID-19 pandemic and its variants including the distribution and effectiveness of the COVID-19 vaccines, as well as more specific risks and uncertainties set forth in the Company’s SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all these forward-looking statements may prove to be incorrect or unreliable. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. The Company urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contact

Leigh Salvo
(415) 937-5404
ir@strataskin.com

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
	June 30, 2021	December 31, 2020
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$9,576	$10,604
Restricted cash	7,457	7,508
Accounts receivable, net of allowance for doubtful accounts of $206 and $274, respectively	2,854	2,944
Inventories	3,049	3,444
Prepaid expenses and other current assets	526	331
Total current assets	23,462	24,831

Property and equipment, net	5,931	5,529
Operating lease right-of-use assets, net	814	988
Intangible assets, net	5,640	6,345
Goodwill	8,803	8,803
Other assets	249	282
Total assets	$44,899	$46,778

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Note payable	$7,275	$7,275
Current portion of long-term debt	3	1,478
Accounts payable	2,642	2,764
Other accrued liabilities	5,101	4,690
Current portion of operating lease liabilities	383	369
Deferred revenues	2,375	2,262
Total current liabilities	17,779	18,838

Long-term liabilities:
Long-term debt, net	497	1,050
Deferred tax liability	262	254
Long-term operating lease liabilities, net	513	710
Other liabilities	49	34
Total liabilities	19,100	20,886

Commitments and contingencies

Stockholders' equity:
Series C Convertible Preferred Stock, $.10 par value, 10,000,000 shares authorized; 0 shares issued and outstanding at June 30, 2021 and, December 31, 2020	-	-
Common Stock, $.001 par value, 150,000,000 shares authorized; 33,889,239, and 33,801,045 shares issued and outstanding at June 30, 2021 and, December 31, 2020, respectively	34	34
Additional paid-in capital	246,074	244,831
Accumulated deficit	(220,309)	(218,973)
Total stockholders' equity	25,799	25,892
Total liabilities and stockholders’ equity	$44,899	$46,778

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)
	For the Three Months Ended June 30,
	2021	2020
Revenues, net	$7,382	$4,030

Cost of revenues	2,621	2,066

Gross profit	4,761	1,964

Operating expenses:
Engineering and product development	403	247
Selling and marketing	3,160	1,442
General and administrative	2,121	1,890
	5,684	3,579

Loss from operations	(923)	(1,615)

Other income (expense), net:
Gain on extinguishment of debt	2,028	-
Interest expense net	(19)	(18)
	2,009	(18)

Income (loss) before income taxes	1,086	(1,633)
Income tax expense	(4)	(47)
Net income (loss)	$1,082	$(1,680)

Earnings (loss) attributable to common shares	$1,082	$(1,680)
Earnings (loss) attributable to Preferred Series C shares	-	-
Earnings (loss) per common share:
Basic	$0.03	$(0.05)
Diluted	$0.03	$(0.05)
Shares used in computing earnings (loss) per common share:
Basic	33,876,568	33,731,739
Diluted	34,318,495	33,731,739

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)
	For the Six Months Ended June 30,
	2021	2020
Revenues, net	$13,209	$10,760

Cost of revenues	4,735	4,397

Gross profit	8,474	6,363

Operating expenses:
Engineering and product development	787	539
Selling and marketing	6,092	4,395
General and administrative	4,910	3,992
	11,789	8,926

Loss from operations	(3,315)	(2,563)

Other income (expense), net:
Gain on extinguishment of debt	2,028	-
Interest expense, net	(41)	(17)
	1,987	(17)

Loss before income taxes	(1,328)	(2,580)
Income tax expense	(8)	(135)
Net loss	$(1,336)	$(2,715)

Loss attributable to common shares	$(1,336)	$(2,693)
Loss attributable to Preferred Series C shares	-	$(22)
Loss per common share:
Basic	$(0.04)	$(0.08)
Diluted	$(0.04)	$(0.08)
Shares used in computing loss per common share:
Basic	33,839,554	33,448,030
Diluted	33,839,554	33,448,030
Loss per Preferred Series C share - basic and diluted	-	$(29.93)
Shares used in computing loss per basic and diluted Preferred Series C Shares	-	740

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)
	For the Six Months Ended June 30,
	2021	2020
Cash Flows From Operating Activities:
Net loss	$(1,336)	$(2,715)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,706	1,986
Amortization of right-of-use asset	174	159
Provision for doubtful accounts	(68)	72
Stock-based compensation	1,243	840
Loss on lasers placed in-service	63	19
Gain on extinguishment of debt	(2,028)	-
Deferred taxes	8	135
Changes in operating assets and liabilities:
Accounts receivable	158	2,953
Inventories	395	(443)
Prepaid expenses and other assets	(162)	116
Accounts payable	(122)	571
Other accrued liabilities	411	(431)
Other liabilities	15	(107)
Operating lease liabilities	(183)	(142)
Deferred revenues	113	(1,812)
Net cash provided by operating activities	387	1,201

Cash Flows From Financing Activities
Proceeds from note payables and long-term debt	-	2,528
Net cash proceeds by financing activities	-	2,528

Cash Flows From Investing Activities:
Lasers placed-in-service	(1,369)	(730)
Purchases of property and equipment	(97)	-
Net cash used in investing activities	(1,466)	(730)

Net (decrease) increase in cash and cash equivalents and restricted cash	(1,079)	2,999
Cash, cash equivalents and restricted cash, beginning of period	18,112	15,629

Cash, cash equivalents and restricted cash, end of period	$17,033	$18,628